SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                January 31, 1998

                              WACHOVIA CORPORATION
               ---------------------------------------------------

             (Exact Name of Registrant as specified in its charter)

          NORTH CAROLINA                 No. 1-9021           No. 56-1473727
          --------------                 ----------           --------------
(State or other jurisdiction of         (Commission            (IRS employer
incorporation)                          File Number)         Identification No.)

100 NORTH MAIN STREET, WINSTON-SALEM, NC                               27101
191 PEACHTREE STREET NE, ATLANTA, GA                                   30303
----------------------------------------------------------------    ------------
(Address of principal executive offices)                             (Zip Code)

Registrant's telephone number, including area code:

         WINSTON-SALEM                               336-770-5000
         ATLANTA                                     404-332-5000

                                 Not applicable
          (Registrant's former address of principal executive offices)

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Item 5.  Other Information.

         On December 15, 1997, Wachovia Corporation, a North Carolina corporation (the "Registrant"), consummated a tax-free merger by and between the Registrant and Central Fidelity Banks, Inc., a Virginia corporation ("Central"), pursuant to which each outstanding share of common stock, par value $5.00 per share, of Central was converted into 0.63 shares of common stock, par value $5.0 per share, of the Registrant (the "Merger"). As a result, the Registrant issued approximately 36.3 million shares of common stock for all the shares of Central common stock. The transaction was accounted for as a pooling of interests.

         One of the required criteria for pooling of interests accounting is that the parties to the business combination must share mutually in the combined risks and rights of the transaction. In order to satisfy this risk sharing criteria of pooling of interests accounting, Securities and Exchange Commission Accounting Series Release 135 provides that the risk sharing will have occurred if no affiliate of either party to the merger transaction sells or otherwise disposes of any common stock received in the transaction until such time as financial results covering at least 30 days of post-merger combined operations have been published.

         In order to satisfy the risk sharing criteria, and thereby allow affiliates of either party to the transaction to sell or otherwise dispose of the Registrant's common stock acquired in the merger (in compliance with Securities and Exchange Commission Rules 145 and 144 regarding resales of common stock acquired in a business combination) the consolidated financial results of the Registrant are presented as follows for the one month period ended January 31, 1998:


                                                           One Month Ended
                                                          January 31, 1998
                                                          ----------------
                                                          ($ in thousands,
                                                          except per share)

         Net interest income                                  $188,590
         Provision for loan losses                              25,099
                                                              --------
                Net interest income after provision
                          for loan losses                      163,491
         Other income                                           89,427
         Other expense                                         156,367 (1)
                                                              ---------
         Income before taxes                                    96,551
         Applicable income taxes                                33,075
                                                              --------
         Net income                                        $    63,476
                                                            ==========



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         Net income per share:
                Basic                                          $   .31
                Diluted                                        $   .30

         Average shares outstanding
                Basic                                          206,033
                Diluted                                        210,416

         (1) Included in other expense is $4,804 of Merger related expenses. Net income excluding the after tax impact of merger related expenses is $66,407 and represents net income per diluted share of $ .32 .


In the opinion of management, the unaudited financial information for the one month period ended January 31, 1998 includes all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations for the period ended. The results are not necessarily indicative of the results for the entire year or quarterly interim periods.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date    February 13, 1998

                                 WACHOVIA CORPORATION


                                 By:  Kenneth W. McAllister
                                      Name:  Kenneth W. McAllister
                                      Title: Senior Executive Vice President